                                                               EXHIBIT 8.1

             SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)

                                                  January   , 1998

American General Corporation

 2929 Allen Parkway

 Houston, TX 77019

Dear Sir or Madam:

  We have acted as special tax counsel to you in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange
Commission on January   , 1998 (the "Registration Statement") and hereby
confirm to you our opinion as set forth under the heading "Special Factors-- Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement.

  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the headings "Summary of Proxy Statement/Prospectus--Certain Federal Income Tax Consequences of the Merger," "Special Factors--Certain Federal Income Tax Consequences of the Merger" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.